UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry Into a Material Definitive Agreement.

On December 8, 2021, Agilent Technologies, Inc. (the “Company”) entered into Amendment No. 4 to the Credit Agreement among the Company, the lenders party thereto and BNP Paribas, as Administrative Agent (the “Fourth Amendment”), which amended that certain Credit Agreement dated as of March 13, 2019, among the Company, the lenders party thereto and BNP Paribas, as Administrative Agent, as amended by Amendment No. 1 to Credit Agreement and Incremental Assumption Agreement, dated as of August 7, 2019, Amendment No. 2 to Credit Agreement, dated as of October 21, 2019 and Amendment No. 3 to Credit Agreement, dated as of April 17, 2020 (as so amended, the “Credit Agreement”).

The Fourth Amendment, among other things, (i) changes the rate under the Credit Agreement for borrowings denominated in Sterling from a LIBOR-based rate to daily simple SONIA (Sterling Overnight Index Average) subject to certain adjustments specified in the Credit Agreement, (ii) changes the rate under the Credit Agreement for borrowings denominated in Euro from a LIBOR based rate to a EURIBOR-based rate subject to certain adjustments specified in the Credit Agreement, (iii) changes the rate under the Credit Agreement for borrowings denominated in Japanese Yen from a LIBOR-based rate to a rate based on TIBOR (Tokyo Interbank Offer Rate) subject to certain adjustments specified in the Credit Agreement, (iv) changes the rate under the Credit Agreement for borrowings denominated in Canadian dollars from a LIBOR-based rate to a rate based on CDOR (Canadian Dollar Offered Rate) subject to certain adjustments specified in the Credit Agreement and (v) updates certain other provisions regarding successor interest rates to LIBOR.

The Fourth Amendment contains customary representations and warranties as well as customary covenants.

The description of the Fourth Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the lenders under the Credit Agreement and/or their respective affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to Credit Agreement dated as of December 8, 2021, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: December 10, 2021